UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2005
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)
600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On August 1, 2005, Barrier Therapeutics, Inc. (the “Company”) entered into a Scientific Advisory Board Agreement (the “SAB Agreement”) with Dr. Carl W. Ehmann, a member of the Company’s Board of Directors and Corporate Governance and Nominating Committee, and each of its other Scientific Advisory Board members. Under the terms of the SAB Agreement, each member shall (i) serve for a period of two (2) years from the effective date, (ii) be granted non-qualified options to purchase 3,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the effective date, with such options vesting one-twenty-fourth (1/24) per month for the term, and (iii) receive an annual honorarium of ten thousand dollars ($10,000) to be paid out on a quarterly basis.
     The SAB Agreement between the Company and Dr. Ehmann will be filed as an exhibit to our Form 10-Q for the quarter ending June 30, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: August 1, 2005	By:	ANNE M. VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer